Exhibit 10.33

Execution Version

CDW CORPORATION

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of June 10, 2013, is made by and among CDW Corporation, a Delaware corporation (the “Company”), Madison Dearborn Capital Partners V-A, L.P., a Delaware limited partnership (“MDCP-A”), Madison Dearborn Capital Partners V-C, L.P., a Delaware limited partnership (“MDCP-C”), Madison Dearborn Capital Partners V Executive-A, L.P., a Delaware limited partnership (“MDCP Executive” and, collectively with MDCP-A and MDCP-C, “MDCP”), Providence Equity Partners VI L.P., a Delaware limited partnership (“PEP-VI”), Providence Equity Partners VI-A L.P., a Delaware limited partnership (“PEP-VI-A” and, together with PEP-VI, “PEP”), certain coworkers of the Company or its Subsidiaries (the “Management Members”) and certain trusts to which the Management Members have previously transferred certain membership interests they held in Parent or which acquired certain membership interests directly (the “Management Member Trusts”, and together with the Management Members, the “Management Stockholders”). MDCP and PEP are together referred to herein as the “Investors” and individually as an “Investor.” MDCP, PEP and the Management Stockholders are collectively referred to herein as the “Stockholders” and individually as a “Stockholder.” Except as otherwise provided herein, capitalized terms used herein are defined in Section 4(a) hereof.

WHEREAS, certain of the Stockholders and CDW Holdings LLC (“Parent”), a Delaware limited liability company and the parent company of the Company, are party to a Unitholders Agreement, dated as of October 12, 2007 (the “Unitholders Agreement”).

WHEREAS, the Company has filed a registration statement with the Securities and Exchange Commission in connection with an initial public offering of its Common Stock (the “IPO”).

WHEREAS, prior to the closing of the IPO, the Company will distribute shares of its Common Stock to Parent, and Parent will subsequently distribute those shares of Common Stock to the Stockholders in exchange for the membership interests of Parent held by the Stockholders (the “Distribution”).

WHEREAS, following the Distribution, Parent will liquidate pursuant to the terms of its Amended and Restated Limited Liability Company Agreement, and the Unitholders Agreement will, accordingly, terminate.

WHEREAS, the Company and the Stockholders are entering into this Agreement to, among other things, continue the covenants, obligations and agreements currently set forth in Section 3(d) of the Unitholders Agreement regarding the sale of shares of Common Stock of the Company held by Management Holders (as defined below) following the IPO.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Representations and Warranties. Each Stockholder represents and warrants that (a) such Stockholder is the owner of the number of Class A Common Units and Class B Common Units of Parent set forth opposite such Stockholder’s name on the Stockholders Schedule previously provided by the Company to such Stockholders, (b) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and (c) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with, or violates any provision of this Agreement.

2. Restrictions on Transfer of Common Stock.

(a) General Restrictions on Transfer. Except as otherwise expressly provided in this Section 2, a Management Holder may Transfer Common Stock only at such time as one or both of the Investors are also selling Common Stock in a Sale Transaction and then only up to a number of shares of Common Stock (a “Transfer Amount”) equal to the product of (1) the aggregate number of Management Holder Shares held by such Management Holder immediately prior to such Sale Transaction (excluding for this purpose shares of Common Stock that are already transferable by such Management Holder as a result of one or more Transfer Amounts available to such Management Holder as a result of the application of the next occurring proviso below) multiplied by (2) a fraction, the numerator of which is the aggregate number of shares of Common Stock being sold by the Investor Entities in such Sale Transaction and the denominator of which is the total number of shares of Common Stock held by all Investor Entities immediately prior to such Sale Transaction; provided that, if at the time of any Sale Transaction by the Investors (including as part of the IPO as contemplated by Section 2(b)), a Management Holder chooses not to Transfer any Transfer Amount or is otherwise restricted from Transferring or not permitted to Transfer all or any portion of any Transfer Amount at such time (including as part of the IPO), such Management Holder shall retain the right to Transfer an aggregate number of shares of Common Stock in connection with a future Sale Transaction by the Investors (in addition to any rights to Transfer Common Stock in accordance with this Section 2 in connection with such future Sale Transaction by the Investors) equal to such prior Transfer Amount(s) not sold by such Management Holder. Upon the written request from time to time of any Management Holder, the Company shall inform such Management Holder of the number of shares of Common Stock that such Management Holder may transfer in reliance on this Section 2 subject to the terms and conditions hereof. In the event of a conflict between the provisions of this Section 2(a) and the cutback provisions contained in the Registration Agreement, the provisions of this Section 2(a) shall control and the Investors agree that the cutbacks requested by the underwriters in a registered offering under the Registration Agreement may be made on a non-pro rata basis as between the Management Stockholders and the Investors to accommodate such Transfer Amount(s).

(b) Intentionally Omitted.

(c) Notification of Planned Sale Transactions. In the event that any Investor plans to sell Common Stock in a Sale Transaction, then, unless the Registration Agreement provides for different procedures applicable to such particular Sale Transaction (in which case, such procedures set forth in the Registration Agreement shall control), such Investor will notify the Company in writing as promptly as practicable in advance of such Sale Transaction, and the

Company will, within 3 days after receiving such notice from such Investor, notify each Management Holder in writing of the proposed Sale Transaction, which written notice shall set forth (i) such Management Holder’s Transfer Amount as a result of such Sale Transaction and (ii) the number of shares of Common Stock, if any, that are already transferable by such Management Holder as a result of one or more Transfer Amounts available to such Management Holder as a result of the application of the proviso in the first sentence of Section 2(a)). The Management Holder shall be permitted to Transfer Common Stock pursuant to this Section 2 for a period of 30 days commencing on the date of the Sale Transaction by the Investor(s); provided that, in the event a Management Holder is unable to Transfer Common Stock at the time of such Sale Transaction as a result of a lock-up or similar agreement to which such Management Holder is a party or as a result of the Company’s insider trading policies, the Management Holder will be permitted to Transfer Common Stock pursuant to and in accordance with this Section 2 for a period of 15 days following the expiration of such lock-up or similar agreement and/or the lifting of any restrictions on Transfer as a result of the Company’s insider trading policies (provided that if such 15th day falls on a weekend or bank holiday, the time period will expire at the close of business on the next business day thereafter).

(d) Permitted Transfers. The restrictions on transfer set forth in Section 2(a) shall not apply to any Transfer of Common Stock by a Management Stockholder (i) in the event of such Management Stockholder’s death, pursuant to will or applicable laws of descent or distribution, (ii) to his or her legal guardian (in case of any mental incapacity), (iii) to a bona fide charitable organization or (iv) to or among his or her Family Group; provided that the restrictions contained in this Agreement will continue to be applicable to such Common Stock after any Transfer pursuant to this Section 2(d). At least 15 days prior to the Transfer of Common Stock pursuant to this Section 2(d) (other than in the case of Transfers pursuant clauses (i) or (ii) above, in which case as promptly as practical following such Transfer), the transferee(s) will deliver a written notice to the Company, which notice shall disclose in reasonable detail the identity of such transferee(s). Notwithstanding the foregoing, no Management Holder hereto shall avoid the provisions of Section 2(a) by (A) making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee or (B) Transferring the securities of any entity holding (directly or indirectly) Common Stock.

(e) Applicability of Restrictions on Transfer. The restrictions on transfer set forth in this Section 2 shall begin on the date of the Distribution and continue until the third anniversary of the closing of the IPO; provided that, notwithstanding anything in this Agreement to the contrary (i) the restrictions on transfer set forth in this Section 2 shall no longer apply to Common Stock that was originally issued to a Management Stockholder pursuant to the Distribution once such applicable Management Member is no longer employed by the Company or any of its Subsidiaries, and (ii) the restrictions on transfer set forth in this Section 2 shall not apply to any shares of Common Stock acquired or received by a Management Member after the closing of the IPO and not included in the Distribution (other than shares of Common Stock acquired upon exercise of stock options that are granted to such Management Member in connection with the Distribution).

3. Effectiveness. This Agreement is being executed on the date hereof and shall automatically become effective upon, but only upon, the consummation of the Distribution. Notwithstanding the foregoing, if the Distribution occurs but the IPO subsequently does not close by July 31, 2013, this Agreement shall be void and of no further force or effect.

4. Definitions.

(a) The following terms, as used in this Agreement, have the following meanings:

“Affiliate” means, with respect to a Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Common Stock” means shares of the Company’s common stock, par value $0.01 per share.

“Family Group” means, with respect to a Person who is an individual, such Person’s spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person’s spouse and/or descendants that is and remains solely for the benefit of such Person and/or such Person’s spouse and/or descendants and any retirement plan for such Person.

“Investor Entities” means, collectively, the Investors, the MDCP LP Entity and the PEP LP Entity.

“Management Holder” means a Management Stockholder and its Permitted Transferees.

“Management Holder Shares” means a number of shares of Common Stock equal to the shares of Common Stock received by a Management Holder in connection with the Distribution plus the shares of Common Stock issuable upon exercise of the stock options granted to the applicable Management Member in connection with the Distribution.

“MDCP LP Entity” means MDCP Co-Investors (CDW), L.P., a Delaware limited partnership.

“PEP LP Entity” means PEP Co-Investors (CDW), L.P., a Delaware limited partnership.

“Permitted Transferees” means (i) in the case of a Management Holder, a transferee of Common Stock permitted in accordance with Section 2(d) herein, and (ii) in the case of an Investor, any Affiliate thereof.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Sale” means any sale of Common Stock (i) to the public pursuant to an offering registered under the Securities Act, and (ii) to the public pursuant to Rule 144 under the Securities Act (or any similar rule then in effect) effected through a broker, dealer or market maker.

“Registration Agreement” means the Registration Agreement, dated as of October 12, 2007, by and among the Company, the Stockholders and certain other parties signatory thereto, as amended from time to time.

“Sale Transaction” means a Public Sale or in any other transaction in which an Investor Transfers shares of Common Stock to a party other than a Permitted Transferee.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Transfer” means to sell, transfer, assign, pledge or otherwise, directly or indirectly, dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

(b) Whenever this Agreement requires a calculation of shares of Common Stock held by the Investors, (i) in the case of MDCP, such calculation shall aggregate the number of shares of Common Stock held by MDCP, its Permitted Transferees and the MDCP LP Entity, and (ii) in the case of PEP, such calculation shall aggregate the number of shares of Common Stock held by PEP, its Permitted Transferees and the PEP LP Entity.

5. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Common Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Common Stock as the owner of such Common Stock for any purpose.

6. Termination. Subject to the provisions of Section 3 above, this Agreement shall terminate upon the earlier of (i) such time as the Investor Entities no longer hold any shares of Common Stock and (ii) the third anniversary of the closing of the IPO.

7. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including the Unitholders Agreement, which will terminate following and conditioned upon the Distribution, closing of the IPO and subsequent liquidation of Parent. For the avoidance of doubt, this Agreement shall not supersede or preempt any obligations of any Stockholder under any “lock up” agreement executed by any Stockholder in connection with any registered offering of Common Stock from time to time during the term of this Agreement.

9. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

10. Remedies. The Company and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages alone would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement either as an exclusive remedy or in combination with claims for monetary damages.

11. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, given by facsimile to the facsimile number set forth below, or mailed first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the Company and the Investors at the addresses and facsimile numbers set forth below and to any Management Stockholder at the address for such individual in the Company’s personnel files and to any subsequent holder of Common Stock subject to this Agreement at such facsimile number or address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, when confirmation of facsimile has been received by the sender, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company’s address is:

CDW Corporation

200 N. Milwaukee Avenue

Vernon Hills, Illinois 60061

Facsimile: (847) 968-0336

Attention: General Counsel

with copies (which shall not constitute notice) to:

Madison Dearborn Partners, LLC

Three First National Plaza, Suite 3800

Chicago, IL 60602

Facsimile: (312) 895-1001

Attention: General Counsel

Providence Equity Partners

50 Kennedy Plaza, 18th Floor

Providence, RI 02903

Facsimile: (401) 751-1790

Attention: Glenn Creamer

        Michael Dominguez

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Facsimile: (312) 862-2200

Attention: Michael D. Paley, P.C.

12. Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

13. Waiver of Jury Trial. As a specifically bargained for inducement for each of the parties hereto to enter into this Agreement (after having the opportunity to consult with counsel), each party hereto expressly waives the right to trial by jury in any lawsuit or proceeding relating to or arising in any way from this Agreement or the matters contemplated hereby.

14. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

15. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first written above.

CDW CORPORATION

By:	/s/ Thomas E. Richards
Name:	Thomas E. Richards
Its:	Chairman and Chief Executive Officer

Signature page to Stockholders Agreement

MADISON DEARBORN CAPITAL PARTNERS V-A, L.P.

By:	Madison Dearborn Partners V-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Robin P. Selati
Its:	Managing Director

MADISON DEARBORN CAPITAL PARTNERS V-C, L.P.

By:	Madison Dearborn Partners V-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Robin P. Selati
Its:	Managing Director

MADISON DEARBORN CAPITAL PARTNERS V EXECUTIVE-A, L.P.

By:	Madison Dearborn Partners V-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Robin P. Selati
Its:	Managing Director

Signature page to Stockholders Agreement

PROVIDENCE EQUITY PARTNERS VI, L.P.

By:	/s/ Glenn M. Creamer
Name:	Glenn M. Creamer
Its:	Senior Managing Director

PROVIDENCE EQUITY PARTNERS VI-A, L.P.

By:	/s/ Glenn M. Creamer
Name:	Glenn M. Creamer
Its:	Senior Managing Director

Signature page to Stockholders Agreement

/s/ Thomas E. Richards
Thomas E. Richards

/s/ Dennis G. Berger
Dennis G. Berger

/s/ Neal J. Campbell
Neal J. Campbell

/s/ Christina M. Corley
Christina M. Corley

/s/ Douglas E. Eckrote
Douglas E. Eckrote

/s/ Christine A. Leahy
Christine A. Leahy

/s/ Christina V. Rother
Christina V. Rother

/s/ Jonathan J. Stevens
Jonathan J. Stevens

/s/ Matthew A. Troka
Matthew A. Troka

/s/ Ann E. Ziegler
Ann E. Ziegler

Signature page to Stockholders Agreement

Lindsay M. Richards Trust

By:	/s/ Mary Beth Richards
Mary Beth Richards, Trustee

Jason J. Richards Trust

By:	/s/ Mary Beth Richards
Mary Beth Richards, Trustee

Signature page to Stockholders Agreement

Ann E. Ziegler IRA Northern Trust Bank

By:	/s/ Andrew J. Walker, Vice President
Northern Trust, As Trustee, FBO Ann E. Ziegler

Mark A. Orloff Irrevocable Trust

By:	/s/ Ann E. Ziegler
Ann E. Ziegler, As Trustee

Ann E. Ziegler 2012 Gift Trust

By:	/s/ Kathleen Cronin
Kathleen Cronin, Trustee

Signature page to Stockholders Agreement